The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-237177
Subject to completion, dated August 10, 2022
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated March 27, 2020)
ORTHOPEDIATRICS CORP.
                 Shares of Common Stock
Pre-Funded Warrants to Purchase Shares of Common Stock
We are offering up to       shares of our common stock and, in lieu of common stock, pre-funded warrants to purchase up to       shares of our common stock, or pre-funded warrants, to Squadron Capital LLC, or Squadron, which beneficially owns shares of our common stock with a value of or in excess of the notification threshold of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or HSR Act. The purchase price of each pre-funded warrant equals the price per share at which shares of our common stock are being sold to the public in this offering, minus $0.00025, which is the exercise price of each pre-funded warrant. The pre-funded warrants will be immediately exercised upon the expiration of all HSR Act waiting periods or otherwise becoming exempt from notification requirements thereunder. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis.
Our common stock is listed on the Nasdaq Global Market under the trading symbol “KIDS.” On August 9, 2022, the last reported sale price of our common stock on the Nasdaq Global Market was $55.97 per share. We do not intend to list the pre-funded warrants on the Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.
Squadron, our largest investor, has indicated an interest in purchasing an aggregate of up to $90 million of our pre-funded warrants in this offering at the offering price per share and on the same terms as the other purchasers in this offering. However, because the indication of interest is not a binding agreement or commitment to purchase, the underwriters could determine to sell more, fewer or no pre-funded warrants to Squadron, and Squadron could determine to purchase more, fewer or no pre-funded warrants in this offering.
We are an “emerging growth company” as defined by the Jumpstart Our Business Startups Act of 2012 and, as such, we are subject to reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”
Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-14 of this prospectus supplement, as well as in the documents incorporated by reference into this prospectus, for a discussion of the factors you should carefully consider before deciding to purchase our securities.
	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$	$	$
Underwriting discount(1)	$	$	$
Proceeds, before expenses, to OrthoPediatrics Corp.	$	$	$

(1)
See “Underwriting” beginning on page S-32 of this prospectus supplement for additional information regarding underwriting compensation.

We have granted the underwriters an option for a period of 30 days to purchase up to an additional         shares of common stock at the public offering price, less the underwriting discounts and commissions.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares of common stock and pre-funded warrants to investors against payment on or about           , 2022.
Piper Sandler	Stifel
Prospectus Supplement dated           , 2022.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and any related free writing prospectus that we have authorized for use in connection with this offering.
You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein or therein. We and the underwriters have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You should not rely on any unauthorized information or representation. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, accompanying prospectus or any related free writing prospectus is delivered, or securities are sold, on a later date.
This prospectus supplement contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information.”
When we refer to “OrthoPediatrics,” “we,” “our,” “us” and the “Company” in this prospectus, we mean OrthoPediatrics Corp., together with its consolidated subsidiaries, unless otherwise specified.

S-ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein, contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement and the accompanying prospectus, including statements regarding our future results of operations and financial position, business strategy, current and prospective products, product approvals, research and development costs, prospective collaborations, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described under the sections titled “Prospectus Supplement Summary” and “Risk Factors” in this prospectus supplement and the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Business” in our Annual Report on Form 10-K for the year ended December 31, 2021, or our 2021 Annual Report, and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022, or our 2022 Second Quarter Report, which are incorporated by reference in this prospectus. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for us to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered pursuant to this prospectus supplement and the accompanying prospectus. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, including our financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See “Risk Factors” beginning on page S-14 of this prospectus supplement for a discussion of the risks involved in investing in our securities. Unless the context otherwise requires, references in this prospectus to “OrthoPediatrics,” “the Company,” “our company,” “we,” “us” and “our” refer to OrthoPediatrics Corp., together with its subsidiaries.
Company Overview
We are the only global medical device company focused exclusively on providing a comprehensive trauma and deformity correction, scoliosis and sports medicine product offering to the pediatric orthopedic market in order to improve the lives of children with orthopedic conditions. Since inception we have impacted the lives of over 560,000 children. We design, develop and commercialize innovative orthopedic implants and instruments to meet the specialized needs of pediatric surgeons and their patients, who we believe have been largely neglected by the orthopedic industry. We currently serve three of the largest categories in this market. We estimate that the portion of this market that we currently serve represents a $3.3 billion opportunity globally, including over $1.5 billion in the United States.
Historically, there have been a limited number of implants and instruments specifically designed for the unique needs of children. As a result, pediatric orthopedic surgeons often improvise with adult implants repurposed for use in children, resort to freehand techniques with adult instruments and use implants that can be difficult to remove after being temporarily implanted. These improvisations may lead to undue surgical trauma and morbidity.
We address this unmet market need and sell the broadest product offering specifically designed for children with orthopedic conditions. We currently market 39 surgical systems that serve three of the largest categories within the pediatric orthopedic market: (i) trauma and deformity correction, (ii) scoliosis and (iii) sports medicine procedures. Our products have proprietary features designed to:
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protect a child’s growth plates;

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fit a wide range of pediatric anatomy;

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enable earlier surgical intervention;

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enable precise and reproducible surgical techniques; and

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ease implant removal.

We believe our innovative products promote improved surgical accuracy, increase consistency of patient outcomes and enhance surgeon confidence in achieving high standards of care. In the future, we expect to expand our product offering to address additional categories of the pediatric orthopedic market, such as active growing implants for early onset scoliosis, limb length discrepancies and other orthopedic trauma and deformity applications.
Our global sales organization focuses exclusively on pediatric orthopedics. Our organization has a deep understanding of the unique nature of children’s clinical conditions and surgical procedures as well as an appreciation of the tremendous sense of responsibility pediatric orthopedic surgeons feel for the children whom parents have entrusted to their care. We provide these surgeons with dedicated support, both in and out of the operating room. As of December 31, 2021, our U.S. sales organization consisted of 40 independent sales agencies employing more than 190 focused sales representatives. Increasingly, these sales agencies are making us the anchor line in their businesses or representing us exclusively. Sales from such sales agencies represented 76% and 86% of our global revenue in 2021 and 2020, respectively. Outside of the United States, our sales organization consisted of 40 independent stocking distributors and 14 independent sales agencies in 45 countries. Beginning in 2017, we began to supplement the use of stocking distributors with direct sales programs in select international markets where we work through sales agencies that are paid a commission. These new arrangements have generated an increase in revenue and gross margin.
We collaborate with pediatric orthopedic surgeons in developing new surgical systems that improve the quality of care. We have an efficient product development process that relies upon teams of engineers, commercial personnel and surgeon advisors. We believe our products are characterized by stable pricing, few reimbursement issues and attractive gross margins.
We believe clinical education is critical to advancing the field of pediatric orthopedics. Cumulatively, we are the largest financial contributor to the five primary pediatric orthopedic surgical societies that conduct pediatric clinical education and research. We are a major sponsor of continuing medical education, or CME, courses in pediatric spine and pediatric orthopedics, which are focused on fellows and young surgeons. In 2021, we conducted over 300 training workshops. We believe these workshops help surgeons recognize our commitment to their field. We believe our commitment to clinical education has helped to increase our account presence while promoting familiarity with our products and loyalty among fellows and young surgeons.
We have established a corporate culture built on the cause of improving the lives of children with orthopedic conditions. We believe our higher corporate purpose captures the imagination of our employees and makes them committed to doing everything better, faster and at lower cost. This culture allows us to attract and retain talented, high-performing individuals.
We have grown our revenue from approximately $10.2 million for the year ended December 31, 2011 to $98.0 million for the year ended December 31, 2021. The compound annual growth rate for the Company from 2011 through 2021 is 25.4%. This growth was partially obtained through strategic acquisitions. For the years ended December 31, 2021, 2020 and 2019, our revenue was $98.0 million, $71.1 million and $72.6 million, respectively. As of June 30, 2022, our accumulated deficit was $187.5 million.
We believe we have a history of efficient capital utilization, and we intend to scale our business model by continuing to implement the successful strategy that has sustained our growth. This strategy includes increasing investment in consigned implant and instrument sets in the United States and select international markets, expanding our innovative product line by leveraging our efficient product development process, strengthening our global sales and distribution infrastructure, broadening our commitment to clinical education and research, and deepening our culture of continuous improvement. Due to the high concentration of pediatric orthopedic surgeons in comparatively few hospitals, we believe we can accelerate the penetration of our addressable market in a capital-efficient manner and further strengthen our position as the category leader in pediatric orthopedics. The primary challenges to maintaining our growth in a market that has not historically relied on age-specific implants and instruments have been insufficient implant/instrument sets and overcoming older surgeons’ familiarity with repurposing adult implants for use in children. Our efforts in surgeon training, collaboration and marketing address the inertia of using repurposed adult products, particularly with younger surgeons.
Impact of COVID-19 on our Business
A novel strain of the coronavirus disease was first identified in Wuhan, China in December 2019, and the related outbreak was subsequently declared a pandemic by the World Health Organization and a national emergency by the President of the United States. As a result of the pandemic, we have experienced significant business disruption. For example, in order to meet the demand for COVID-19-related hospitalizations, various governments, governmental agencies and hospital administrators required certain hospitals to postpone some elective procedures. In addition, elective procedures are also being delayed in some cases as hospitals continue to struggle with adequate staffing levels. As a majority of our products are utilized in elective surgeries or procedures, the deferrals of such surgeries and procedures have had, and may continue to have, a significant negative impact on our business and results of operations. Despite the impact COVID-19 has had on our business, we continued to invest in research and development, invest in our people, and take steps to position ourselves for long-term success. We continue to train and educate our sales team and our surgeons on our products. We have continued to focus on developing innovative solutions, acquired multiple enabling technologies, invested in both new and existing partnerships and continued to deploy additional consigned instrument and implant sets in furtherance of our strategy. The extent to which COVID-19 may continue to negatively impact the Company’s consolidated financial position, results of operations or cash flows is uncertain and will be closely monitored.
Our Competitive Strengths
We believe our focus and experience in pediatric orthopedic surgery, combined with the following principal competitive strengths, will allow us to continue to grow our sales and expand our market opportunity.
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Exclusive Focus on Pediatric Orthopedics.   We were founded with the mission of improving the lives of children with orthopedic conditions, a patient population which we believe has been largely neglected by the orthopedic industry. We believe we are the first diversified orthopedic company to focus exclusively on the pediatric market. Our core competencies are the development and commercialization of innovative products and technologies specifically designed to address the unmet clinical needs of pediatric orthopedic patients and satisfy the demands of the surgeons who treat them. We have developed and sell the broadest product offering specifically designed for pediatric orthopedic patients. We believe we are the only orthopedic company to have established a robust pediatric-focused infrastructure, including product development and a dedicated global commercial organization. We believe our exclusive focus on pediatric orthopedics has generated strong brand equity in the pediatric orthopedic surgeon community.

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Comprehensive Portfolio of Innovative Orthopedic Products Designed Specifically for Children.   We have developed a comprehensive portfolio of implants and instruments specifically designed to treat children with orthopedic conditions. In 2021, we estimate that our products were used in surgeries for approximately 38,000 children, and 234,000 surgeries since inception. We currently market 39 surgical systems consisting of more than 8,600 stock keeping units, which address pediatric trauma and deformity, scoliosis and sports medicine procedures. Our products include features that provide specific advantages for pediatric orthopedic surgeons and their patients, such as surgical instrumentation specifically designed for use in children, proper anatomical sizes and contouring, and proprietary designs that address the unique skeletal anatomy and physiology of a growing child. Our broad product offering has made us, within the three categories of the market that we currently serve, the only provider of comprehensive solutions to pediatric orthopedic surgeons, who for the most part are generalists performing a wide range of orthopedic surgeries.

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Partnership with Pediatric Orthopedic Surgeons and Pediatric Surgical Societies.   We have devoted significant time and resources to developing deep relationships with pediatric orthopedic surgeons and supporting clinical education to advance the practice of pediatric orthopedic medicine. This enables us to engage and collaborate with thought-leading surgeons and academic institutions around the world in order to develop products and technologies specifically designed to meet the needs of pediatric orthopedic surgeons and their patients. Our dedication to the pediatric orthopedic community is evidenced by our leading support of the five major pediatric orthopedic surgical societies that conduct pediatric clinical education and research. In 2021, we conducted numerous training workshops focused on fellows and surgeons early in their careers. We are a major sponsor of CME courses in pediatric spine and pediatric orthopedics. We believe collaborating with pediatric orthopedic surgeons has helped to promote familiarity with our products and loyalty among fellows and surgeons early in their careers.

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Scalable Business Model.   Our ability to identify and respond quickly to the needs of pediatric orthopedic surgeons and their patients is central to our culture and critical to our continued success. As of December 31, 2021, our U.S. sales organization consisted of 40 independent sales agencies employing more than 190 sales representatives. Outside of the United States, we work with 40 independent stocking distributors and 14 independent sales agencies in 45 countries. We estimate that over 62% of U.S. pediatric trauma and deformity and scoliosis procedures in 2015 were performed in approximately 300 hospitals. We believe that this high concentration of procedures and our focused sales organization will enable us to address the pediatric orthopedic surgery market in a capital-efficient manner. In addition, we believe our exclusive focus on hospitals that perform pediatric orthopedic surgery will allow us to grow our revenue while leveraging investment in a smaller number of consigned implant and instrument sets. As we continue to broaden our product offering, we believe the scalability of our business model will allow us simultaneously to increase our reach, deepen our relationships with pediatric orthopedic surgeons and help us to achieve significant returns on our investments in implant and instrument sets, product development and commercial infrastructure.
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Unique Culture: A Different Kind of Orthopedic Company.   We have established a results-oriented, people-focused corporate culture dedicated to improving the lives of children with orthopedic conditions. Our senior management team provides engaging leadership and believes that the only hierarchy is that of good ideas, which can come from everywhere in our company. Our Trauma and Deformity and Scoliosis businesses are each led by a senior vice president, who chairs a business team composed of representatives from the research and development, quality and regulatory, operations, sales, human resources and finance functions. These teams meet frequently and make decisions regarding new products, inventory builds and promotional activities, thus enhancing our agility and the speed of decision making. We believe this culture allows us to attract and retain talented, high performing professionals. For six years we have been named one of the Best Companies to work for in Indiana. We believe our focus and commitment to pediatric orthopedics has also enhanced our reputation among pediatric orthopedic surgeons as the only diversified orthopedic company focused on their specialty.

We believe that our exclusive focus on pediatric orthopedic surgery, our comprehensive product portfolio, our collaborations with surgeons, our scalable business model and our engaging culture are all sources of significant competitive advantage. We believe these sources of competitive advantage provide us with the means to expand and defend our position as category leader and constitute barriers to entry that would require significant time, focus, and investment for a competitor to overcome.
Our Strategy
Our goal is to continue to enhance our leadership in the pediatric orthopedic surgery market and thereby improve the lives of children with orthopedic conditions. To achieve this goal, we have implemented a strategy that has five pillars:
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Continue our laser focus on high-volume children’s hospitals that treat the majority of pediatric patients.    According to IMS Health, Inc., 3,425 hospitals performed pediatric trauma and deformity or scoliosis procedures in the United States in 2015. Approximately 300 of these hospitals performed over 62% of all pediatric trauma and deformity and scoliosis procedures. We believe this high concentration of procedures and our focused sales organization will enable us to address the pediatric orthopedic surgery market in a capital-efficient manner.

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Provide a broad product portfolio uniquely designed to treat children by surrounding pediatric orthopedic surgeons with all the products they need.   We intend to leverage our market knowledge and our relationships with leading pediatric orthopedic surgeons to continue developing innovative technologies and bringing them to market quickly. When appropriate, we will also partner with complimentary, enabling technology which will allow for greater coverage of orthopedic surgeon needs. We believe broadening our product offering will strengthen our position as the comprehensive solution provider for pediatric orthopedic surgeons, deepen our relationships with existing customers, lead to the conversion of new customers and enhance our reputation.

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Deploy instrument sets and provide unparalleled sales support.   We intend to increase our investment in implant and instrument sets consigned to hospitals in the United States and select international markets to satisfy market demand and accelerate our product sales worldwide. Due to the high concentration of pediatric orthopedic surgeons in comparatively few hospitals, we believe we can accelerate the penetration of our addressable market efficiently while supporting our customers with the only global sales and distribution channel focused exclusively on pediatric orthopedics.

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Expand addressable market through aggressive investment in R&D and select acquisition opportunities.   We have a track record of introducing innovative products that meet the clinical needs of pediatric orthopedic surgeons and their patients. We believe many of these products are becoming the standard of care in pediatric orthopedic surgery, and we intend to increase our investment in research and development of new products. We aspire to launch at least one new surgical system and multiple product line extensions in our trauma and deformity and scoliosis businesses each year for the foreseeable future. We will also continue to seek partnership and select acquisition opportunities that expand our total available market and serve new unmet needs in pediatric orthopedics.
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Train the next generation of pediatric orthopedic surgeons.   We want pediatric orthopedic surgeons to view us as their partner in advancing the entire field of pediatric orthopedic surgery. Beyond working with them to develop innovative products, we intend to deepen our partnership with surgeons by leveraging the experience of our senior management team, including our Medical Director, to expand our clinical education programs and partnerships with teaching hospitals, sponsor surgical workshops for residents and fellows and support worthwhile clinical research projects. We believe our commitment to clinical education and research enables us to advance the practice of pediatric orthopedic surgery and provides surgeons with access to sophisticated training in pediatric orthopedics that is not available through traditional residents’ training programs. We believe these efforts will continue to promote familiarity with our products and loyalty among fellows and young surgeons and generate new product ideas that will contribute to growth, enhance our competitive position, and expand our market opportunity.

Our Product Portfolio
We have developed a comprehensive portfolio of implants and instruments specifically designed to treat children with orthopedic conditions within the three categories of the pediatric orthopedic market that we currently serve. We currently market 39 surgical systems that address pediatric trauma and deformity correction, scoliosis and sports medicine/other procedures. Many of our products are available in a variety of sizes and configurations to address a wide range of patient conditions and surgical requirements. These surgical systems are summarized below.
Trauma and Deformity Correction
Our trauma and deformity correction product line includes more than 5,600 implants, external fixation, and bone graft substitutes for the femur, tibia, upper and lower extremities. Our global revenue from this category for the year ended December 31, 2021 was $65.8 million, or 67% of total revenue, which represented an increase of 38% over the prior year. In December 2020, the Company recorded a $2.7 million revenue reduction due to the repurchase of inventory from a stocking distributor in Germany, Austria and Switzerland that we converted to a sales agency. Global revenue from this category for the years ended December 31, 2020 and 2019 was $47.7 million and $49.4 million or 67% and 68% of total revenue, respectively. Earlier this year, we launched a Drive Rail system that complements the mini rail product offering. In addition to a suite of innovative features, this system will be compatible for use with the Orthex frame.
Scoliosis
Our scoliosis product category includes our RESPONSE™ systems for treating spinal deformity in children, the BandLoc™ 5.5mm/6.0mm sub-laminar banding system, FIREFLY® Pedicle Screw Navigation Guides, and ApiFix® Mid-C System. Our global revenue from this category for the year ended December 31, 2021 was $28.0 million, or 29% of total revenue, which represented an increase of 35% over the prior year. Global revenue from this category for the years ended December 31, 2020 and 2019 was $20.7 million and $21.5 million or 29% and 30% of total revenue, respectively.
In addition to our direct product offering, we also invest in complementary enabling technologies that allow us to better serve the children’s hospitals in which we sell. Enabling technologies in our scoliosis space include the FIREFLY® Technology, a 3D printed and patient-specific Pedicle Screw Navigation Guide as well as the 7D FLASH™ Navigation image guidance system. We have exclusive distribution rights to both of these complementary technologies, allowing for exclusive distribution in children’s hospitals across the United States.
Sports Medicine/Other
Our sports medicine/other product category primarily includes our ACL, MPFL Reconstruction system and Telos. Our global revenue from this category for the year ended December 31, 2021 was

$4.2 million, or 4% of total revenue, which represented growth of 57% over the prior year. Global revenue from this category for the years ended December 31, 2020 and 2019 was $2.7 million and $1.7 million or 4% and 2% of total revenue, respectively.
Our revenue is typically higher in the summer months and holiday periods, driven by higher sales of our trauma and deformity and scoliosis products, which is influenced by the higher incidence of pediatric surgeries during these periods due to recovery time provided by breaks in the school year.
Product Pipeline
Generally speaking, we have three product development objectives across the organization: (i) develop innovative new systems that enable surgeons to advance the field of pediatric orthopedics and allow us to focus on categories of the pediatric orthopedic market we are not currently addressing; (ii) build-out our current portfolio of products with line extensions that allow these systems to be used in more types of surgeries; and (iii) make improvements to our current implants and instruments that improve quality and reduce their cost. We have a large number of new product ideas under development within the areas of spinal implants, active growing smart implants, trauma implant systems, limb deformity implant systems, and non-surgical devices. We aspire to launch at least one new system and/or line extension/product improvement every quarter across the Company.
We have a deep pipeline of new systems that are currently under development, including the following projects.
Pediatric Nailing Platform | Tibia
In the second half of 2022, we plan to submit a 510(k) for an innovative Pediatric Nailing Platform | Tibia, that will use a similar instrument platform to the Pediatric Nailing Platform | Femur system, which was introduced in 2018. This new to the market system will treat deformities and traumatic injuries of the tibia. We expect the full-scale launch to occur in 2023.
Active Growing Implants
We are developing a new generation of smart implants, which we refer to as our Active Growing Implants. Our Active Growing Implants will utilize a power source of significantly greater strength and control than current magnetic technology and will be adjustable at the time of implantation and non-invasively over the course of treatment to accommodate the changing clinical needs of patients as they heal, grow and age. We made significant development progress on this in 2021. This new technology will be available for early onset scoliosis and limb deformity.
RESPONSETM Rib and Pelvic System
Our RESPONSE™ Rib and Pelvic System is designed to aid surgeons in the treatment of early onset scoliosis, a debilitating form of scoliosis that affects very young children.
Osteogenesis Imperfecta Nail System
Brittle bone disease poses a number of challenges for orthopedic surgeons. We are developing a passive growing nail system that will have a comprehensive offering for the continuum of multiple surgical treatments relating to this disease. In addition, this implant will have improved strength characteristics, addressing the primary deficiency of the product that has historically been used to perform this surgery.
Growth Guidance for Scoliosis
We are developing a next-generation growth guidance technology for treating certain forms of early onset scoliosis. This procedure uses rods and pedicle screws attached to specific points in the spine and configured similar to a “track and trolley” system which allows the spine to grow naturally while correcting a spinal curve.

Development of Operative Planning Software
We have a number of initiatives underway involving the development of both pre-operative planning and intraoperative use software to assist surgeons in the treatment of spinal, trauma and deformity correction conditions as well as the utilization of the Company’s product solutions for these conditions. These projects encompass both educational and software as a medical device type offering.
Recent Acquisitions and Divestitures
We believe there are significant opportunities for us to strengthen our position in U.S. and international markets by increasing investments in consigned implant and instrument sets, strengthening our global sales and distribution infrastructure and expanding our product offering. For example, on April 1, 2022, the Company acquired MD Orthopaedics, Inc., a developer and manufacturer of a portfolio of orthopedic clubfoot products. Also, on July 1, 2022, the Company, along with its newly-formed, indirect wholly-owned subsidiary OrthoPediatrics Canada ULC, purchased all of the issued and outstanding share capital of Pega Medical Inc., or Pega Medical, which has developed and sells a portfolio of trauma and deformity correction devices for children, including the Fassier-Duval Telescopic Intramedullary System, a well-recognized, innovative implant designed to treat bony deformities in children with osteogenesis imperfecta without disrupting their normal growth.
Risks Related to Our Business
Our business is subject to numerous risks, including risks that may prevent us from achieving our business objectives or may adversely affect our business, financial condition, results of operations, cash flows and prospects. You should carefully consider all of the information set forth in this prospectus and in the documents incorporated by reference in this prospectus prior to investing in our securities. These risks are discussed more fully in the section titled “Risk Factors” beginning on page S-14 of this prospectus supplement and under the heading “Risk Factors” in our 2021 Annual Report and our 2022 Second Quarter Report, which are incorporated by reference herein. These risks include, among others, the following:
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We have incurred losses in the past and may be unable to achieve or sustain profitability in the future.

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We may be unable to generate sufficient revenue from the commercialization of our products to achieve and sustain profitability.

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We may need to raise additional capital to fund our existing commercial operations, develop and commercialize new products and expand our operations.

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Our long-term growth depends on our ability to commercialize our products in development and to develop and commercialize additional products through our research and development efforts, and if we fail to do so we may be unable to compete effectively.

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We lack published long-term data supporting superior clinical outcomes by our products, which could limit sales.

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If coverage and reimbursement from third-party payors for procedures using our products significantly decline, orthopedic surgeons, hospitals and other healthcare providers may be reluctant to use our products and our sales may decline.

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We may be unable to successfully demonstrate to orthopedic surgeons the merits of our products compared to those of our competitors.

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Our products and our operations are subject to extensive government regulation and oversight both in the United States and abroad, and our failure to comply with applicable requirements could harm our business.

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We rely on a network of third-party independent sales agencies and distributors to market and distribute our products, and if we are unable to maintain and expand this network, we may be unable to generate anticipated sales.

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If we are unable to adequately protect our intellectual property rights, or if we are accused of infringing on the intellectual property rights of others, our competitive position could be harmed or we could be required to incur significant expenses to enforce or defend our rights.

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We may decide from time to time to dispose of assets or product lines that are no longer aligned with our strategic objections and that we deem to be non-core, and any failures or delays in completing divestitures could have an adverse effect on our financial results and on our ability to execute our strategy.

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The ongoing COVID-19 pandemic and measures intended to prevent its spread have adversely impacted our business and financial results, including carrying extra inventory to reduce the risk, and the continued impact will depend on future developments, which are highly uncertain and cannot be predicted, including the severity and duration of the pandemic and further actions taken by governmental authorities and other third parties to contain and treat the virus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. “Emerging growth companies” may take advantage of specified reduced reporting and other regulatory requirements that are generally unavailable to other public companies. Among other things, we are not required to provide an auditor attestation report on the assessment of the internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002. Our status as an emerging growth company will remain until December 31, 2022. As such, our external auditors for the fiscal year ending December 31, 2022 will be required to provide an attestation over the operating effectiveness of our internal controls under Section 404(b) of the Sarbanes-Oxley Act.
Section 107 of the JOBS Act also provides that an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we have been and will continue to be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.
We also qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act. To the extent that we continue to qualify as a smaller reporting company, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company.
Corporate History and Information
We were formed as a Delaware corporation in November 2007. Our principal executive offices are located at 2850 Frontier Drive, Warsaw, IN 46582, and our telephone number is (574) 268-6379. Our website address is www.orthopediatrics.com. The information contained in, or accessible through, our website does not constitute part of this prospectus.
Squadron Capital LLC, or Squadron, a private equity firm headquartered near Hartford, Connecticut, currently owns 26.6% of our outstanding common stock and has two representatives on our board of directors. As such, Squadron has significant influence over the outcome of corporate actions requiring stockholder approval. For more information on our relationship with Squadron, see “Certain Relationships and Related Person Transactions — Squadron” in our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 15, 2022, which is incorporated by reference in this prospectus supplement.

THE OFFERING
Common stock offered by us
          shares (or          shares if the underwriters exercise their option to purchase additional shares in full).
Pre-funded warrants offered by us
We are also offering, in lieu of common stock, pre-funded warrants to purchase up to          shares of our common stock to Squadron, which beneficially owns shares of our common stock with a value in excess of the notification threshold of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or HSR Act. The purchase price of each pre-funded warrant equals the price per share at which the shares of our common stock are being sold to the public in this offering, minus $0.00025, which is the exercise price per share of each pre-funded warrant. Each pre-funded warrant will be exercised upon the expiration of all HSR Act waiting periods or otherwise becoming exempt from notification requirements thereunder. See “Description of Pre-Funded Warrants.”
Common stock to be outstanding after this offering
          shares (or          shares if the underwriters exercise their option to purchase additional shares in full), assuming no sale of any pre-funded warrants in this offering.
Option to purchase additional shares of common stock
We have granted to the underwriters the option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to           additional shares of common stock.
Use of proceeds
We estimate that the net proceeds to us from this offering will be approximately $       million, or $       million if the underwriters exercise their option to purchase additional shares in full, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We intend to use the net proceeds from this offering, together with our existing cash and short-term investments, to invest in implant and instrument sets for consignment to our customers, to repay outstanding indebtedness under our loan agreement with Squadron, to fund research and development activities, to expand our sales and marketing programs and for working capital and general corporate purposes.
See “Use of Proceeds” on page S-21.
Risk Factors
You should read the “Risk Factors” section beginning on page S-14 of this prospectus supplement and in the documents incorporated by reference herein for a discussion of certain of the factors to consider carefully before deciding to purchase any shares of our common stock.
Indication of interest
Squadron, our largest shareholder, has indicated an interest in purchasing pre-funded warrants in this offering with an aggregate purchase price of up to $90 million at the public offering price (less $0.00025 per pre-funded warrant, which is their exercise price) and on the same terms as the other purchasers in this offering. Because this indication of interest is not a binding agreement or commitment to purchase, Squadron could determine to purchase more, less, or no securities in this offering or the underwriters could determine to sell more, less or no securities to them. Squadron will pay the same price per pre-funded warrant as all other purchasers of shares of common stock sold in this offering (less $0.00025 per pre-funded warrant, which is their exercise price) and the underwriters will receive the same discount on any pre-funded warrants purchased by Squadron as they will from shares of common stock sold in this offering.
Nasdaq Global Market trading symbol
“KIDS”. There is no public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on Nasdaq, any other national securities exchange or any other nationally recognized trading system. However, the shares of common stock issuable upon exercise of pre-funded warrants will be listed on Nasdaq.
The number of shares of our common stock to be outstanding after this offering set forth above is based on 20,238,870 shares of common stock outstanding as of June 30, 2022, and does not reflect:
•
34,899 shares of common stock issued by us on July 1, 2022 to selling shareholders in our acquisition of Pega Medical, which shares are subject to a repurchase right by the Company in the event a selling shareholder leaves employment with Pega Medical for certain reasons during the three-year period following the closing;

•
5,298 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2022 at a weighted average exercise price of $30.97 per share; and

•
491,839 shares of our common stock issued or reserved for future issuance under our 2017 Incentive Award Plan, or the 2017 Plan.

Unless otherwise indicated, all information contained in this prospectus, including the number of shares of common stock that will be outstanding after this offering, assumes or gives effect to:
•
no exercise of outstanding options after June 30, 2022;

•
no exercise by the Company of any repurchase right relating to shares of common stock held by Pega Medical selling shareholders;

•
no exercise by the underwriters of their option to purchase up to an additional            shares of our common stock from us in this offering; and

•
no sale of any pre-funded warrants in this offering.

SUMMARY CONSOLIDATED FINANCIAL DATA
The following tables set forth, for the periods and as of the date indicated, our summary consolidated financial data. The statement of operations data for the years ended December 31, 2019, 2020 and 2021 have been derived from our audited consolidated financial statements incorporated by reference into this prospectus supplement from our 2021 Annual Report. The consolidated balance sheet data as of June 30, 2022 and the statements of operations data for the six months ended June 30, 2021 and 2022 have been derived from our unaudited condensed consolidated financial statements incorporated by reference into this prospectus supplement from our 2022 Second Quarter Report. These unaudited condensed consolidated financial statements have been prepared on a basis consistent with our audited consolidated financial statements and, in our opinion, contain all adjustments, consisting of normal and recurring adjustments, necessary for the fair statement of such financial data. Our historical results are not necessarily indicative of our future results, and our operating results for the six months ended June 30, 2022 are not necessarily indicative of the results that may be expected for the year ending December 31, 2022 or any other interim periods or any future year or period. The summary consolidated financial data should be read together with our consolidated financial statements, the notes to those statements and the other financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.
				Six Months Ended June 30,
	Year Ended December 31,			(Unaudited)
(in thousands, except share and per share information)	2019	2020	2021	2021	2022
Statement of operations data:
Net revenue	$72,552	$71,078	$98,049	$48,157	$56,345
Cost of revenue	17,933	16,047	24,646	11,389	12,798
Gross profit	54,619	55,031	73,403	36,768	43,547
Operating expenses:
Sales and marketing	31,284	31,854	39,673	19,825	22,189
General and administrative	26,664	38,317	46,061	23,129	27,713
Legal settlement expenses	—	6,342	150	—	—
Research and development	5,748	5,273	5,543	2,633	3,774
Total operating expenses	63,696	81,786	91,427	45,587	53,676
Operating loss	(9,077)	(26,755)	(18,024)	(8,819)	(10,129)
Other expenses:
Interest expense	3,538	3,412	2,247	1,309	1,777
Fair value adjustment of contingent consideration	—	3,520	(1,800)	5,140	(2,440)
Other expenses (income)	70	(20)	(1,083)	(535)	723
Total other expenses	3,608	6,912	(636)	5,914	60
Loss before income taxes	(12,685)	(33,667)	(17,388)	(14,733)	(10,189)
Provision for income taxes (benefit)	—	(723)	(1,128)	(598)	(756)
Net loss from continuing operations	(12,685)	(32,944)	(16,260)	(14,135)	(9,433)
Net loss from discontinued operations	(1,046)	—	—	—	—
Net loss	$(13,731)	$(32,944)	$(16,260)	$(14,135)	$(9,433)
Weighted average common shares – basic and diluted	14,624,194	18,056,828	19,268,255	19,263,506	19,693,216
Net loss from continuing operations per share – basic and diluted(1)	$(0.87)	$(1.82)	$(0.84)	$(0.73)	$(0.48)
Net loss from discontinued operations per share – basic and diluted	(0.07)	—	—	—	—
Net loss per share – basic and diluted	$(0.94)	$(1.82)	$(0.84)	$(0.73)	$(0.48)

(1)
See Note 12 to our consolidated financial statements in our 2021 Annual Report and Note 9 to our unaudited condensed financial statements included in our 2022 Second Quarter Report, each of which is incorporated by reference in this prospectus supplement, for an explanation of the method used to calculate basic and diluted net loss per share attributable to common stockholders. The effect of discontinued operations on loss per share has been excluded as it is not material.

	As of June 30, 2022
(in thousands)	Actual	As Adjusted(1)
Balance sheet data:
Cash, restricted cash and short-term investments(2)	$52,518	$
Working capital(3)	116,935
Total debt	31,977
Total stockholders’ equity	227,216
Total capitalization	259,193

(1)
The as adjusted column reflects (a) the receipt of the net proceeds from the sale of            shares of common stock by us in this offering at the public offering price of $       per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no sale of any pre-funded warrants in this offering, and (b) the repayment of outstanding indebtedness under our loan agreement with Squadron.

(2)
Amounts do not reflect the reduction in cash related to the payment of $32,047 made, on or about July 1, 2022, to the selling shareholders in the Pega Medical acquisition.

(3)
Working capital is calculated as current assets minus current liabilities.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, we use Adjusted EBITDA, a non-GAAP financial measure, to understand and evaluate our core operating performance. Adjusted EBITDA represents net loss, plus interest expense, net, other expense, depreciation and amortization, stock-based compensation expense, and acquisition-related costs. Adjusted EBITDA is presented because we believe it is a useful indicator of our operating performance. Management uses the metric as a measure of our operating performance and for planning purposes, including financial projections. We believe this measure is useful to investors as supplemental information because it is frequently used by analysts, investors and other interested parties to evaluate companies in its industry, and it serves as a measure of comparative operating performance from period to period. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to, or superior to, net income or loss as a measure of financial performance or cash flows from operations as a measure of liquidity, or any other performance measure derived in accordance with GAAP, and it should not be construed to imply that our future results will be unaffected by unusual or non-recurring items. In addition, the measure is not intended to be a measure of free cash flow for management’s discretionary use, as it does not reflect certain cash requirements such as debt service requirements, capital expenditures and other cash costs that may recur in the future. Adjusted EBITDA contains certain other limitations, including the failure to reflect our cash expenditures, cash requirements for working capital needs and other potential cash requirements. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed to imply that its future results will be unaffected by any such adjustments. Management compensates for these limitations by primarily relying on our GAAP results in addition to using Adjusted EBITDA on a supplemental basis. Our definition of this measure is not necessarily comparable to other similarly titled captions of other companies due to different methods of calculation. Below is a reconciliation of Net Loss to non-GAAP Adjusted EBITDA.

Reconciliation of Net Loss to Non-GAAP Adjusted EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
	(Unaudited) (In Thousands)
	2022	2021	2022	2021
Net loss	$(333)	$(3,756)	$(9,433)	$(14,135)
Interest expense, net	1,212	581	1,777	1,309
Other expenses (income)	827	(375)	723	(535)
Provision for income taxes (benefit)	(439)	(286)	(756)	(598)
Depreciation and amortization	3,331	2,608	6,292	5,147
Stock-based compensation	1,770	1,415	3,296	2,731
Fair value adjustment of contingent consideration	(5,010)	990	(2,440)	5,140
Acquisition-related costs	505	—	709	—
Non-recurring professional fees	—	58	—	658
Accrued legal settlement costs	—	—	—	150
Minimum purchase commitment cost	240	—	341	—
Adjusted EBITDA	$2,103	$1,235	$509	$(133)

RISK FACTORS
An investment in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, as well as those set forth under the heading “Risk Factors” in each of our 2021 Annual Report and our 2022 Second Quarter Report, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. Our business, operating results, financial condition or prospects could be materially and adversely affected by any of these risks and uncertainties. In that case, the trading price of our common stock could decline and you might lose all or part of your investment. In addition, the risks and uncertainties discussed below are not the only ones we face. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material, and these risks and uncertainties could result in a complete loss of your investment. In assessing the risks and uncertainties described below, you should also refer to the other information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein, including our consolidated financial statements and the related notes thereto, before making a decision to invest in our common stock.
Risks Related to This Offering and Ownership of Our Common Stock
The price of our common stock may be volatile.
Our stock price has been and is likely to continue to be volatile. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, investors may not be able to sell their shares of our common stock at or above the price at which they purchased their shares. Factors that could cause volatility in the market price of our common stock include, but are not limited to:
•
actual or anticipated fluctuations in our financial condition and operating results;

•
actual or anticipated changes in our growth rate relative to our competitors;

•
commercial success and market acceptance of our products;

•
success of our competitors in developing or commercializing products;

•
ability to commercialize or obtain regulatory approvals for our products, or delays in commercializing or obtaining regulatory approvals;

•
strategic transactions undertaken by us;

•
additions or departures of key personnel;

•
product liability claims;

•
prevailing economic conditions;

•
disputes concerning our intellectual property or other proprietary rights;

•
FDA or other U.S. or foreign regulatory actions affecting us or the healthcare industry;

•
healthcare reform measures in the United States;

•
sales of our common stock by our officers, directors or significant stockholders;

•
future sales or issuances of equity or debt securities by us;

•
business disruptions caused by earthquakes, fires or other natural disasters; and

•
issuance of new or changed securities analysts’ reports or recommendations regarding us.

In addition, the stock markets in general, and the markets for companies like ours in particular, have from time to time experienced extreme volatility that have has been often unrelated to the operating performance of the issuer, including recently in connection with the ongoing COVID-19 pandemic, increasing inflation rates, and interest rate changes, which have resulted in decreased stock prices for many companies notwithstanding the lack of a fundamental change in their underlying business models or prospects. Broad market and industry factors, including potentially worsening economic conditions and other adverse effects or developments relating to the ongoing COVID-19 pandemic, may negatively affect the market price of our common stock, regardless of our actual operating performance. These broad market and industry fluctuations may negatively impact the price or liquidity of our common stock, regardless of our operating performance.
If there is no viable public market for our common stock, you may be unable to sell your shares.
Although our common stock is listed on the Nasdaq Global Market, an active trading market for our shares may not be sustained. You may be unable to sell your shares quickly or at the market price if trading in shares of our common stock is not active. Further, an inactive market may also impair our ability to raise capital by selling shares of our common stock and may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of common stock as consideration.
Our principal stockholders and management own a significant percentage of our stock and will be able to exert control over matters subject to stockholder approval.
Based on the beneficial ownership of our common stock as of June 30, 2022, our officers and directors, together with holders of 5% or more of our outstanding common stock and their respective affiliates, will beneficially own approximately    % of our outstanding common stock after this offering. In addition, Squadron, our largest shareholder, has indicated an interest in purchasing pre-funded warrants in this offering with an aggregate purchase price of up to $90 million. Accordingly, Squadron and these stockholders will continue to have significant influence over the outcome of corporate actions requiring stockholder approval, including the election of directors, merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. The interests of these stockholders may not be the same as or may even conflict with your interests. For example, these stockholders could attempt to delay or prevent a change in control of the company, even if such a change in control would benefit our other stockholders, which could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of the company or our assets and might affect the prevailing price of our common stock. The significant concentration of stock ownership may negatively impact the price of our common stock due to investors’ perception that conflicts of interest may exist or arise. In addition, Squadron currently has the right to designate three members of our board of directors and under our stockholder’s agreement with them, is expected to have the same board representation rights following the completion of this offering.
A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future, which could cause the market price of our common stock to drop significantly, even if our business is performing well.
Sales of a substantial number of shares of our common stock in the public market could occur at any time, subject to certain restrictions described below. These sales, or the perception in the market that holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. After this offering, we will have outstanding           shares of common stock, based on the number of shares outstanding as of June 30, 2022, and excluding the shares in this offering that are subject to the underwriters’ option to purchase additional shares and assuming no sale of any pre-funded warrants. After this offering, all outstanding shares of our common stock, including the shares of common stock that we are selling in this offering and any shares issued upon the exercise of any pre-funded warrants sold in this offering, will be eligible for sale in the public market, other than shares owned by our affiliates, which may be sold pursuant to Rule 144, subject to the conditions of Rule 144 including volume limitations. However, the resale of an aggregate of 5,969,831 shares will be restricted as a result of lock-up agreements executed in conjunction with this offering, as described in the “Underwriting” section of this prospectus supplement. Holders of an aggregate of approximately 5,377,022 shares of our common stock will have rights, subject to some conditions, to require us to file registration statements covering their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. We have registered all shares of common stock that we may issue under our equity compensation plans on a Registration Statement on Form S-8. These shares can be freely sold in the public market upon issuance, subject to volume limitations applicable to affiliates and the lock-up agreements described in the “Underwriting” section of this prospectus supplement.

Investors in this offering will suffer immediate and substantial dilution of their investment.
If you purchase common stock in this offering, you will pay more for your shares than our net tangible book value per share. Based upon the public offering price of $       per share, you will incur immediate and substantial dilution of $       per share, representing the difference between the public offering price and our net tangible book value per share as of June 30, 2022 (as adjusted to reflect recent issuances by us), after giving effect to the issuance of shares of our common stock in this offering and assuming no sale of any pre-funded warrants in this offering. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. To the extent outstanding stock options are exercised, new investors may incur further dilution. For information on how the foregoing amount was calculated, see the section titled “Dilution.”
There is no public market for the pre-funded warrants that may be issued by us in this offering.
There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any securities exchange or nationally recognized trading system, including the Nasdaq Global Market. Without an active trading market, the liquidity of the pre-funded warrants will be extremely limited.
Holders of pre-funded warrants purchased in this offering will have no rights as common stockholders until such holders exercise their pre-funded warrants and acquire shares of our common stock.
Until holders of pre-funded warrants acquire common stock upon exercise thereof, such holders will have no rights with respect to the shares of our common stock underlying the pre-funded warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date. Notwithstanding the foregoing, the holders of pre-funded warrants will receive the benefit of any dividends declared and paid by the Company, as if they had exercised such pre-funded warrants, upon their ultimate exercise.
Our operating results for a particular period may fluctuate significantly or may fall below the expectations of investors or securities analysts, each of which may cause our stock price to fluctuate or decline.
We expect our operating results to be subject to fluctuations. Our operating results will be affected by numerous factors, including: variations in the level of expenses related to our products or future development programs; level of underlying demand for our products; addition or termination of clinical trials; our execution of any collaborative, licensing or similar arrangements, and the timing of payments we may make or receive under these arrangements; any intellectual property infringement lawsuit or opposition, interference or cancellation proceeding in which we may become involved; and regulatory developments affecting our products or our competitors.
If our operating results for a particular period fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. Furthermore, any fluctuations in our operating results may, in turn, cause the price of our common stock to fluctuate substantially. We believe comparisons of our financial results from various reporting periods are not necessarily meaningful and should not be relied upon as an indication of our future performance.
We will have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways which you do not agree or that may not yield a return.
We discuss our plan for the use of the net proceeds from this offering in the sections titled “Use of Proceeds.” However, within the scope of our plan, and in light of the various risks to our business that are set forth in this section or in the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Business” in our 2021 Annual Report and 2022 Second Quarter Report, which are incorporated by reference in this prospectus, our management will have broad discretion over the use of a substantial portion of the net proceeds from this offering. Because of the number and variability of factors that will determine our use of such proceeds, you may not agree with how we allocate or spend the proceeds from this offering. We may pursue commercialization and product development strategies, clinical trials, regulatory approvals or collaborations that do not result in an increase in the market value of our common stock and that may increase our losses. Our failure to allocate and spend the net proceeds from this offering effectively could harm our business, financial condition and results of operations. Until the net proceeds are used, they may be placed in investments that do not produce significant investment returns or that may lose value.
If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, our stock price and trading volume could decline.
The trading market for our common stock depends, in part, on the research and reports that securities or industry analysts publish about us or our business. If no securities or industry analysts maintain coverage of the company, the price for our common stock could be negatively impacted. If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, our stock price could decline. In addition, if our operating results fail to meet the forecast of analysts, our stock price could decline. If one or more of these analysts cease coverage of the company or fail to publish reports on us regularly, demand for our common stock could decrease, which might cause our stock price and trading volume to decline.
We do not anticipate paying any cash dividends on our common stock in the foreseeable future; therefore, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.
We have never declared or paid any cash dividends on our common stock and do not intend to do so in the foreseeable future. We currently intend to retain all available funds and any future earnings to finance the growth and development of our business. In addition, our loan agreement with Squadron contains, and the terms of any future credit agreements we enter into may contain, terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Indebtedness — Loan Agreement” in our 2022 Second Quarter Report, which is incorporated by reference in this prospectus, for additional information. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.
We are an “emerging growth company” and a “smaller reporting company” and the reduced disclosure requirements applicable to us could make our common stock less attractive to investors.
We are an “emerging growth company,” as defined in the JOBS Act. We will remain an emerging growth company until December 31, 2022. “Emerging growth companies” may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Investors could find our common stock less attractive because we may rely on these exemptions.
As previously stated, our status as an emerging growth company will remain until December 31, 2022. As such, our external auditors for the fiscal year ending December 31, 2022 will be required to provide an attestation on the status of our internal controls under Section 404(b) of the Sarbanes-Oxley Act. If the details of this attestation indicate any weaknesses in our internal control environment, investors could find our common stock less attractive.
In addition, Section 102 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we have chosen to “opt out” of such extended transition period, and as a result, we comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We are also a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. As a result, many of the same exemptions from reporting requirements available to us as an emerging growth company are also available to us as a smaller reporting company, including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation. To the extent that we continue to qualify as a smaller reporting company, after we cease to qualify as an emerging growth company, those exemptions may continue to be available to us. Some investors may find our common stock less attractive because we rely on these exemptions.
If investors find our common stock less attractive as a result of any of the factors discussed above, there may be a less active trading market for our common stock and our stock price may be more volatile.
Provisions of our charter documents or Delaware law could delay or prevent an acquisition of the company, even if the acquisition would be beneficial to our stockholders, which could make it more difficult for you to change management.
Provisions in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. In addition, these provisions may frustrate or prevent any attempt by our stockholders to replace or remove our current management by making it more difficult to replace or remove our board of directors. These provisions include:
•
a classified board of directors so that not all directors are elected at one time;

•
a prohibition on stockholder action through written consent;

•
no cumulative voting in the election of directors;

•
the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director;

•
a requirement that special meetings of stockholders be called only by the board of directors, the chairman of the board of directors, the chief executive officer or, in the absence of a chief executive officer, the president;

•
an advance notice requirement for stockholder proposals and nominations;

•
the authority of our board of directors to issue preferred stock with such terms as our board of directors may determine; and

•
a requirement of approval of not less than 66-2∕3% of all outstanding shares of our capital stock entitled to vote to amend any bylaws by stockholder action, or to amend specific provisions of our amended and restated certificate of incorporation.

In addition, Delaware law prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder, generally a person who, together with its affiliates, owns, or within the last three years has owned, 15% or more of our voting stock, for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. Accordingly, Delaware law may discourage, delay or prevent a change in control of our company.
Provisions in our charter documents and other provisions of Delaware law could limit the price that investors are willing to pay in the future for shares of our common stock.
Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or our amended and restated certificate of incorporation or amended and restated bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits against us and our directors, officers and other employees. Alternatively, if a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions.
Our effective tax rate may fluctuate, and we may incur obligations in tax jurisdictions in excess of accrued amounts.
We are subject to taxation in numerous U.S. states and territories, as well as certain countries outside the U.S. As a result, our effective tax rate is derived from a combination of applicable tax rates in the various tax jurisdictions that we operate. In preparing our financial statements, we estimate the amount of tax that will become payable in each of such places. Nevertheless, our effective tax rate may be different than experienced in the past due to numerous factors, including changes in U.S. federal, state, local and non-U.S. income tax laws, changes in the mix of our profitability from jurisdiction to jurisdiction, the results of examinations and audits of our tax filings, our inability to secure or sustain acceptable agreements with tax authorities and changes in accounting for income taxes. Any of these factors could cause us to experience an effective tax rate significantly different from previous periods or our current expectations and may result in tax obligations in excess of amounts accrued in our financial statements.
Our ability to use net operating losses to offset future taxable income may be subject to limitations.
As of December 31, 2021, we had federal, state and foreign net operating loss carryforwards, or NOLs, of $114.0 million, $74.0 million and $22.7 million, respectively. The federal, state and foreign net operating loss carryforwards will begin to expire, if not utilized, beginning in 2028. The deferred tax assets, except for those recorded in Israel, were fully offset by a valuation allowance as of December 31, 2021 and 2020, and no income tax benefit has been recognized in continuing operations. Under federal income tax law, federal net operating losses incurred in years beginning after December 31, 2017 may be carried forward indefinitely; but the deductibility of such federal net operating losses is limited. Each state and foreign jurisdiction has its own net operating loss carryforward and carryback rules with varying conformity to the newly enacted federal tax law. In addition, under Section 382 of the Internal Revenue Code of 1986, as amended, and corresponding provisions of state law, if a corporation undergoes an “ownership change,” which is generally defined as a greater than 50% change, by value, in its equity ownership over a three-year period, the corporation’s ability to use its pre-change net operating loss carryforwards and other pre-change tax attributes to offset its post-change income or taxes may be limited. We determined that an ownership change occurred on May 30, 2014, resulting in a limitation of approximately $1.1 million per year being imposed on the use of our pre-change NOLs of approximately $45.2 million. A second ownership change occurred on December 11, 2018. The estimated annual limitation is $9.7 million, which is increased by $22.4 million over the first five years as a result of an unrealized built in gain. It is possible that we have experienced other ownership changes. We may experience ownership changes in the future as a result of subsequent shifts in our stock ownership, some of which may be outside of our control. If an ownership change occurs and our ability to use our net operating loss carryforwards is materially limited, it would harm our future operating results by effectively increasing our future tax obligations.
We may decide from time to time to dispose of assets or product lines that are no longer aligned with our strategic objectives and that we deem to be non-core, and any failures or delays in completing divestitures could have an adverse effect on our financial results and on our ability to execute our strategy.
We may decide from time to time to dispose of assets or product lines that are no longer aligned with strategic objectives and that we deem to be non-core. Once a decision to divest has been made, there can be no assurance that a transaction will occur, or if a transaction does occur, there can be no assurance as to the potential value created by the transaction. Any failures or delays in completing divestitures could have an adverse effect on our financial results and on our ability to execute our strategy.

The ongoing COVID-19 pandemic and measures intended to prevent its spread have adversely impacted our business and financial results, including carrying extra inventory to reduce the risk, and the continued impact will depend on future developments, which are highly uncertain and cannot be predicted, including the severity and duration of the pandemic and further actions taken by governmental authorities and other third parties to contain and treat the virus.
The outbreak of COVID-19 was first identified in Wuhan, China in December 2019, and subsequently declared a pandemic by the World Health Organization. On March 12, 2020, the President of the United States declared the COVID-19 outbreak in the United States a national emergency. The pandemic has negatively impacted the global economy, disrupted global supply chains, and created significant volatility in the financial markets. As a result of the pandemic, we have experienced significant business disruption, particularly in fiscal year 2020, and this adverse impact may continue.
In order to meet the demand for COVID-19-related hospitalizations, various governments, governmental agencies and hospital administrators required certain hospitals to postpone certain elective procedures. Additionally, as COVID-19 continues to disrupt the global economy, staffing shortages in hospitals has become prevalent. These staffing shortages may also require certain hospitals to postpone some elective procedures. As a majority of our products are utilized in elective surgeries or procedures, the deferrals of such surgeries and procedures have had, and may continue to have, a significant negative impact on our business and results of operations.
Beginning in 2021, various vaccines have been made available to the general public. Although vaccines have proven to be effective in mitigating the risks of COVID-19, there is no guarantee that the vaccines will continue to be effective against all variants.
The COVID-19 outbreak has also resulted in governmental authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place or total lock-down orders, social distancing requirements and business limitations and shutdowns. While these measures have negatively impacted the ability of our sales professionals to reach physicians, such measures have not yet had any significant impacts on our product supply chain. However, any negative impacts on the production and delivery of our products in the future may result in a decline in sales, an increase in accounts receivable reserves, lower gross margins, and greater challenges in forecasting business results and making business decisions.
Future actions taken by governmental authorities, including vaccination mandates if enacted, could cause disruption to our employees, our selling organization, and may further delay non-elective surgeries in an already understaffed children’s hospital.
The COVID-19 pandemic has adversely impacted, and may continue to adversely impact, the economies and financial markets of many countries, which may result in a period of regional, national or global economic slowdown or regional, national or global recessions. The extent to which the pandemic continues to impact our business, results of operations and financial condition will depend on future developments, which are highly uncertain and are difficult to predict, including, but not limited to, the duration and continued spread of the outbreak, including the resurgence of the virus or emergence of new variants, its severity, actions taken by governmental authorities and other third parties to contain and treat the virus, and how quickly and to what extent normal economic and operating conditions can resume. Moreover, the effects of the COVID-19 pandemic may heighten many of the other risks identified within this Annual Report for year ended December 31, 2021. Depending on the continued severity and ultimate duration of COVID‑19, the negative effects on our business, results of operations and financial condition could be material.

USE OF PROCEEDS
We estimate that our net proceeds from our sale of shares of common stock in this offering will be $      million, or $       million if the underwriters exercise their option to purchase additional shares in full, based on the public offering price of $      per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us and in each case assuming no sale of any pre-funded warrants in this offering.
We currently intend to use the net proceeds from this offering as follows:
•
approximately $       million to invest in implant and instrument sets for consignment to our customers;

•
approximately $       million to repay outstanding indebtedness under our loan agreement with Squadron;

•
approximately $       million to fund research and development activities;

•
approximately $       million to expand our sales and marketing programs; and

•
the remainder for working capital and general corporate purposes.

As of June 30, 2022, we had $31.0 million outstanding under a line of credit with Squadron under our Fourth Amended and Restated Loan and Security Agreement, with an annual interest rate of the greater of (a) six month SOFR plus 8.69% and (b) 10.0%. We intend to repay approximately $      of our outstanding indebtedness to Squadron out of the net proceeds from this offering. Squadron is our largest stockholder and has the right to cause the Company to nominate three individuals to serve on the Company’s board of directors at Squadron’s direction. Please see “Certain Relationships and Related Party Transactions” incorporated by reference into our Annual Report on Form 10-K, which is incorporated by reference herein.
We routinely explore opportunities to acquire or invest in complementary products, technologies or businesses. As a result, while we have not entered into any binding agreements or commitments relating to any significant transaction as of the date of this prospectus supplement, we may use a portion of the net proceeds to pursue acquisitions or other strategic transactions.
The amounts and timing of our actual expenditures will depend on numerous factors, including the rate of adoption of our products, the expenses we incur in selling and marketing efforts, the scope of research and development efforts and other factors described under “Risk Factors” in this prospectus supplement and the section titled “Risk Factors” in our 2021 Annual Report and 2022 Second Quarter Report, which are incorporated by reference in this prospectus, as well as the amount of cash used in our operations. We therefore may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we intend to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after this offering.
As of June 30, 2022, our historical net tangible book value was $81.0 million, or $4.00 per share. We calculate net tangible book value by taking the amount of our total tangible assets, reduced by the amount of our total liabilities, and then dividing that amount by the total number of shares of common stock outstanding.
Our as adjusted net tangible book value as of June 30, 2022 would have been $      million, or $      per share, after giving effect to our sale of           shares in this offering at the public offering price of $      per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us and assuming no sale of any pre-funded warrants in this offering. This amount represents an immediate increase in net tangible book value of $      per share to existing stockholders and an immediate dilution in net tangible book value of $      per share to investors purchasing shares in this offering at the public offering price. We determine dilution by subtracting pro forma as adjusted net tangible book value per share of common stock from the public price per share paid by investors in this offering.
The following table illustrates this dilution on a per share basis:
Public offering price per share		$
Historical net tangible book value per share as of June 30, 2022	$4.00
Increase in net tangible book value per share attributable to investors purchasing shares in this offering
As adjusted net tangible book value per share as of June 30, 2022
Dilution per share to new investors in this offering		$
If the underwriters exercise their option to purchase            additional shares of our common stock in full, the as adjusted net tangible book value after the offering would be $       per share, the increase in as adjusted net tangible book value per share to existing stockholders would be $       per share and the dilution per share to investors participating in this offering would be $ per share.
The number of shares of our common stock reflected in the discussion above is based on 20,238,870 shares of common stock outstanding as of June 30, 2022, and excludes:
•
34,899 shares of common stock issued by us on July 1, 2022 to selling shareholders in our acquisition of Pega Medical, which shares are subject to a repurchase right by the Company in the event a selling shareholder leaves employment with Pega Medical for certain reasons during the three-year period following the closing;

•
5,298 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2022 at a weighted average exercise price of $30.97 per share; and

•
491,839 shares of our common stock issued or reserved for future issuance under our 2017 Incentive Award Plan, or the 2017 Plan.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY
We have never declared or paid any cash dividends on our common stock and do not intend to do so in the foreseeable future. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. In addition, our loan agreement with Squadron contains, and the terms of any future credit agreements we enter into may contain, terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock.

CAPITALIZATION
The following table sets forth our cash and capitalization as of June 30, 2022:
•
on an actual basis; and

•
on an as adjusted basis, giving effect to (i) the sale by us of           shares of our common stock in this offering at the public offering price of $      per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, and assuming no sale of any pre-funded warrants in this offering, and (ii) the repayment of outstanding indebtedness under our loan agreement with Squadron.

You should read this information together with “Use of Proceeds” included in this prospectus supplement and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited condensed consolidated financial statements and related notes in our 2022 Second Quarter Report, which is incorporated by reference in this prospectus supplement.
	As of June 30, 2022
(in thousands, except share and per share information)	Actual	As Adjusted
Cash, restricted cash and short-term investments	$52,518	$
Total debt	$31,977	$
Stockholders’ equity:
Common stock, $0.00025 par value; 50,000,000 shares authorized; 20,238,870 shares issued, actual; and shares issued and outstanding, as adjusted for this offering	5
Additional paid-in capital	418,354
Accumulated deficit	(187,459)
Accumulated other comprehensive income (loss)	(3,684)
Total stockholders’ equity	227,216
Total capitalization	$259,193	$
The number of shares of our common stock to be outstanding after this offering excludes:
•
34,899 shares of common stock issued by us on July 1, 2022 to selling shareholders in our acquisition of Pega Medical, which shares are subject to a repurchase right by the Company in the event a selling shareholder leaves employment with Pega Medical for certain reasons during the three-year period following the closing;

•
5,298 shares of common stock issuable upon the exercise of options outstanding as of June 30, 2022 at a weighted average exercise price of $30.97 per share; and

•
491,839 shares of our common stock issued or reserved for future issuance under our 2017 Incentive Award Plan, or the 2017 Plan.

The cash amounts above do not reflect the reduction related to the payment of $32,047 made, on or about July 1, 2022, to the selling shareholders in the Pega Medical acquisition.

DESCRIPTION OF PRE-FUNDED WARRANTS
The following is a brief summary of certain terms and conditions of the pre-funded warrants being offered in this offering. The following description is subject in all respects to the provisions contained in the pre-funded warrants. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions thereof.
Term
The pre-funded warrants will expire on the date the warrants are exercised in full.
Exercisability
The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either pay a cash adjustment in respect of such final fractions in an amount equal to such fraction multiplied by the exercise price or round up to the nearest whole share.
Cashless Exercise
In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.
Exercise Limitations
We may not effect the exercise of any pre-funded warrant, and a holder will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to such exercise, would cause the exercising holder to acquire beneficial ownership of shares of common stock (together with all other equity of the Company owned by such holder at such time) with a value of or in excess of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or HSR Act, notification threshold applicable to the holder (absent an applicable exemption to filing a notice and report form under the HSR Act). In addition, once the HSR Act waiting period on a notification expires or the exercise otherwise becomes exempt from the notification requirements thereunder, the holder is required to exercise the pre-funded warrants pursuant to their terms.
Exercise Price
The exercise price of our common stock purchasable upon the exercise of the pre-funded warrants is $0.00025 per share. The exercise price of the pre-funded warrants and the number of shares of our common stock issuable upon exercise of the pre-funded warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions or similar events affecting our common stock, as well as upon any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction, to our stockholders. The exercise price of the pre-funded warrants will not be adjusted below the par value of our common stock.
Transferability
Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.
Exchange Listing
There is no established public trading market for the pre-funded warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants on The Nasdaq Global Market, any other national securities exchange or any other nationally recognized trading system.

Fundamental Transactions
Upon the consummation of a fundamental transaction (as described in the pre-funded warrants, and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our assets, our consolidation or merger with or into another person, the acquisition of more than 50% of the voting power of our outstanding capital stock, or any person or group becoming the beneficial owner of 50% or more of the voting power of our outstanding capital stock), the holders of the pre-funded warrants will be entitled to receive, upon exercise of the pre-funded warrants, the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such fundamental transaction if it had been, immediately prior to such fundamental transaction, the holder of the number of shares of common stock then issuable upon exercise in full of such pre-funded warrant without regard to any limitations on exercise contained therein.
No Rights as a Stockholder
Except by virtue of such holder’s ownership of shares of our common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until such holder exercises the pre-funded warrant. Notwithstanding the foregoing, the holders of pre-funded warrants will receive the benefit of any dividends declared and paid by the Company, as if they had exercised such pre-funded warrants, upon their ultimate exercise.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO
NON-U.S. HOLDERS OF OUR COMMON STOCK AND PRE-FUNDED WARRANTS
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock or pre-funded warrants issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder, or the Treasury Regulations, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the taxation of a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.
This discussion is limited to Non-U.S. Holders that hold our common stock or pre-funded warrants as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
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U.S. expatriates and former citizens or long-term residents of the United States;

•
persons who have a functional currency other than the U.S. dollar for U.S. federal income tax purposes;

•
accrual method taxpayers subject to special tax accounting rules under Section 451(b) of the Code;

•
persons holding our common stock or pre-funded warrants as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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banks, insurance companies, and other financial institutions;

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brokers, dealers or traders in securities;

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“controlled foreign corporations,” “passive foreign investment companies,” regulated investment companies, real estate investment trusts, and corporations that accumulate earnings to avoid U.S. federal income tax;

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partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

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tax-exempt or governmental organizations;

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persons deemed to sell our common stock or pre-funded warrants under the constructive sale provisions of the Code;

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persons who hold or receive our common stock or pre-funded warrants pursuant to the exercise of any employee stock option or otherwise as compensation;

•
tax qualified retirement plans;

•
persons that own, or have owned, actually or constructively, more than 5% of our common stock or pre-funded warrants; and

•
qualified foreign pension funds as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock or pre-funded warrants, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock or pre-funded warrants and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK OR PRE-FUNDED WARRANTS ARISING UNDER ANY OTHER U.S. FEDERAL TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock or pre-funded warrants that is neither a “U.S. person” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes regardless of its place of organization or formation. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Treatment of Pre-Funded Warrants
Although it is not entirely free from doubt, we believe a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of such shares, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the share received. Similarly, the tax basis of the pre-funded warrant should carry over to the share received upon exercise, increased by the exercise price of $0.00025 per share. If a pre-funded warrant expires without being exercised, the holder should recognize a capital loss in an amount equal to such holder’s tax basis in the pre-funded warrant. This loss will be long-term capital loss if, at the time of the expiration, the holder’s holding period in the pre-funded warrant is more than one year. The deductibility of capital losses is subject to limitations.
Our characterization is not binding on the IRS, and the IRS may treat our pre-funded warrants as warrants to acquire our common stock. In that case, the amount and character of your gain with respect to an investment in our pre-funded warrants could be materially different than the discussion set forth above and as follows. Accordingly, each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that a pre-funded warrant is treated as a share of our common stock for U.S. federal income tax purposes, and references to common stock include pre-funded warrants.
Distributions on Our Common Stock
As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will first constitute a return of capital and be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess amount distributed will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, backup withholding and payments made to certain foreign accounts, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty (provided the Non-U.S. Holder furnishes to us or our paying agent a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). Such certificate must be provided before the payment of dividends and must be updated periodically. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or a fixed base in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. residents. A Non-U.S. Holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition of Our Common Stock
Subject to the discussion below regarding backup withholding and payments made to certain foreign accounts, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such holder’s holding period for our common stock, unless our common stock is regularly traded on an established securities market and the Non-U.S. Holder holds no more than 5% of our outstanding common stock, directly, indirectly and constructively, at all times, during the shorter of the five-year period preceding such disposition or such Non-U.S. Holder’s holding period for our common stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates. A Non-U.S. Holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S.-source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Gain described in the third bullet point above will generally be subject to U.S. federal income tax in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business (subject to any provisions under an applicable income tax treaty), except that the branch profits tax generally will not apply. Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules. With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. In general, we would be a USRPHC if the fair market value of our USRPIs comprised at least half of the fair market value of our total worldwide interests in real property plus our other business assets. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our common stock to a Non-U.S. Holder will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code, the Treasury Regulations and other official guidance (commonly referred to as FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on and, subject to the proposed regulations described below, gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence, reporting and withholding obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence, reporting and withholding requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under applicable Treasury Regulations, withholding under FATCA generally applies to payments of dividends on our common stock, and to payments of gross proceeds from the sale or other disposition of our common stock, although under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on such proposed regulations pending finalization), no withholding would apply with respect to payments of gross proceeds.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.
EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK OR PRE-FUNDED WARRANTS, INCLUDING THE CONSEQUENCES OF ANY RECENT AND PROPOSED CHANGE IN APPLICABLE LAW.

UNDERWRITING
Piper Sandler & Co. and Stifel, Nicolaus & Company, Incorporated are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us the number of shares of our common stock and pre-funded warrants set forth opposite its name below.
Underwriters	Number of Shares	Number of Pre-Funded Warrants
Piper Sandler & Co.
Stifel, Nicolaus & Company, Incorporated
Total
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act relating to losses or claims resulting from material misstatements in or omissions from this prospectus, the registration statement of which this prospectus is a part, certain free writing prospectuses that may be used in the offering and in any marketing materials used in connection with this offering and to contribute to payments the underwriters may be required to make in respect of those liabilities.
Discounts and Commissions
The representatives have advised us that the underwriters propose initially to offer the shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $       per share. After the initial offering of the shares and pre-funded warrants, the public offering price, concession or any other term of this offering may be changed. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
The following table shows the public offering price, underwriting discount and proceeds, before expenses, to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares and assumes in each case no sale of pre-funded warrants in this offering.
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional         shares of common stock from us.
	No Exercise	Full Exercise
Per share of common stock	$	$
Per pre-funded warrant	$	$
Total	$	$
The estimated offering expenses payable by us, exclusive of the underwriting discount and commissions, are approximately $      . We have also agreed to reimburse the underwriters for certain of their expenses in an amount not to exceed $[•] as set forth in the underwriting agreement.
The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of common stock and pre-funded warrants offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of common stock offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ option to purchase additional shares, described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased.
Indication of Interest
Squadron, our largest shareholder, has indicated an interest in purchasing pre-funded warrants in this offering with an aggregate purchase price of up to $90 million at the public offering price (less $0.00025 per pre-funded warrant, which is their exercise price) and on the same terms as the other purchasers in this offering. Because this indication of interest is not a binding agreement or commitment to purchase, Squadron could determine to purchase more, less, or no pre-funded warrants in this offering or the underwriters could determine to sell more, less or no pre-funded warrants to them. Squadron will pay the same price per pre-funded warrant as all other purchasers of shares of common stock sold in this offering (less $0.00025 per pre-funded warrant, which is their exercise price) and the underwriters will receive the same discount on any pre-funded warrants, purchased by Squadron as they will from shares of common stock sold in this offering.
Option to Purchase Additional Shares
We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to            additional shares of common stock from us at the public offering price listed on the cover page of this prospectus supplement, less the underwriting discount and commissions. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional shares of common stock as the number listed next to the underwriter’s name in the table above bears to the total number of shares of common stock listed next to the names of all underwriters in the preceding table.
No Sales of Similar Securities
We, our executive officers and directors and Squadron have agreed not to sell or transfer any shares of our common stock or securities convertible into, exchangeable or exercisable for, or that represent the right to receive shares of our common stock, for 90 days after the date of the prospectus used to sell our common stock without first obtaining the written consent of Piper Sandler & Co. and Stifel, Nicolaus & Company, Incorporated. Specifically, we and these other persons have agreed, with certain limited exceptions, not to directly or indirectly:
•
offer, pledge, announce the intention to sell, sell or contract to sell any shares of our common stock;

•
sell any option or contract to purchase any shares of our common stock;

•
purchase any option or contract to sell any shares of our common stock;

•
grant any option, right or warrant to purchase any shares of our common stock;

•
make any short sale or otherwise transfer or dispose of any shares of our common stock;

•
enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of our common stock, whether any such swap or transaction is to be settled by delivery of shares of our common stock or other securities, in cash or otherwise;

•
make any demand for or exercise any right with respect to the registration of our common stock; or

•
publicly announce the intention to do any of the foregoing.

The restrictions in the preceding paragraph do not apply to transfers of securities:
•
as a bona fide gift or gifts;

•
to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of the stockholder or the immediate family of the stockholder;

•
if the stockholder is a corporation, partnership, limited liability company, trust or other business entity, (i) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate of the stockholder or (ii) distributions of our common stock or any security convertible into or exercisable for our common stock to limited partners, limited liability company members or stockholders of the stockholder;
•
if the stockholder is a trust, to the beneficiary of such trust;

•
by testate succession or intestate succession; or

•
pursuant to the underwriting agreement, including, with respect to Squadron, the exercise of any pre-funded warrants it purchases in this offering;

provided, in the case of a transfer described in bullets one through five above, that such transfer does not involve a disposition for value, and each transferee agrees to be subject to the restrictions described in the immediately preceding paragraph and that no filing by any party under Section 16(a) of the Exchange Act shall be required or shall be made voluntarily in connection with such transfer.
In addition, the transfer restrictions described above do not apply to:
•
the exercise (including by means of a “net” or “cashless” exercise) of stock options granted pursuant to our equity incentive plans that are described in this prospectus; provided that the stockholder’s securities received upon exercise shall remain subject to the transfer restrictions;

•
transfers to us to satisfy tax withholding obligations pursuant to our equity incentive plans that are described in this prospectus;

•
transfers to us by an executive officer upon the death, disability or termination of employment, in each case, of such executive officer;

•
transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of our common stock involving a change of control; provided that in the event such tender offer, merger, consolidation or other such transaction is not completed, the shares of our common stock shall remain subject to the transfer restrictions;

•
transfers of shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock by operation of law to a spouse, former spouse, domestic partner, former domestic partner, child or other dependent pursuant to a qualified domestic order or in connection with a divorce settlement; provided that the transferee agrees in writing to be bound by the transfer restrictions prior to such transfer and, if the stockholder is required to file a report under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of our common stock for 90 days after the date of this prospectus supplement, such stockholder shall include a statement in such report to the effect that the transfer occurred by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, as applicable; or

•
the establishment of any 10b5-1 plan, provided that no sales of the stockholder’s common stock will be made under such plans for 90 days after the date of this prospectus supplement.

Nasdaq Listing
Our common stock is listed on the Nasdaq Global Market under the symbol “KIDS.” We do not intend to list the pre-funded warrants on Nasdaq, any other nationally recognized securities exchange or any other nationally recognized trading system. However, the shares of common stock issuable upon exercise of pre-funded warrants will be listed on Nasdaq.
Price Stabilization, Short Positions and Penalty Bids
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing shares of our common stock. However, the underwriters may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with this offering, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option. “Naked” short sales are sales in excess of the number of shares subject to the option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriters in the open market prior to the completion of this offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on Nasdaq, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representative will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Electronic Offer, Sale and Distribution of Shares
In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. In addition, one or more of the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers. Any such underwriter may allocate a limited number of shares for sale to its online brokerage customers. An electronic prospectus is available on the Internet websites maintained by any such underwriter. Other than the prospectus in electronic format, the information on the websites of any such underwriter is not part of this prospectus.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions
European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock or pre-funded warrants may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock or pre-funded warrants may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:
(a)
to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)
to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representative for any such offer; or

(c)
in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock or pre-funded warrants shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock or pre-funded warrants in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock or pre-funded warrants to be offered so as to enable an investor to decide to purchase any shares of our common stock or pre-funded warrants, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
United Kingdom
Each underwriter has represented and agreed that:
(a)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares of our common stock or pre-funded warrants in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)
it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock and pre-funded warrants in, from or otherwise involving the United Kingdom.

Canada
The common stock and pre-funded warrants may be sold only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common shares or pre-funded warrants must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.
Hong Kong
The common stock and pre-funded warrants may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common shares or pre-funded warrants which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common stock or pre-funded warrants may not be circulated or distributed, nor may the common shares or pre-funded warrants be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.
Where the common stock or pre-funded warrants are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common shares or pre-funded warrants pursuant to an offer made under Section 275 of the SFA except:

(i)
to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(ii)
where no consideration is or will be given for the transfer; or

(iii)
where the transfer is by operation of law.

Switzerland
The common stock and pre-funded warrants may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the common shares or pre-funded warrants or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, or the common stock and pre-funded warrants have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock and pre-funded warrants will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of common shares and pre-funded warrants has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of common stock or pre-funded warrants.
United Arab Emirates
This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (“DFSA”), a regulatory authority of the Dubai International Financial Centre (“DIFC”). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The common shares and pre-funded warrants may not be offered to the public in the UAE and/or any of the free zones.
The common shares and pre-funded warrants may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.
France
This prospectus (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).
This prospectus has not been and will not be submitted to the French Autorité des marchés financiers (the “AMF”) for approval in France and accordingly may not and will not be distributed to the public in France.
Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:
1.
the transaction does not require a prospectus to be submitted for approval to the AMF;

2.
persons or entities referred to in Point 2°, Section II of Article L. 411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

3.
the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus. This prospectus has been distributed on the understanding that such recipients will only participate in the issue or sale of our common stock or pre-funded warrants for their own account and undertake not to transfer, directly or indirectly, our common stock or pre-funded warrants to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

LEGAL MATTERS
The validity of the shares of common stock and pre-funded warrants offered by this prospectus will be passed upon for us by Dentons Bingham Greenebaum LLP, Indianapolis, Indiana. Cooley LLP, Washington, DC, has acted as counsel for the underwriters in connection with this offering.
EXPERTS
The consolidated financial statements of the Company as of December  31, 2021 and 2020, and for each of the three years in the period ended December  31, 2021, incorporated by reference in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. The SEC maintains a website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov. We also maintain a website at www.orthopediatrics.com, at which you may access our SEC filings free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.
This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities that we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein. Statements contained in this prospectus supplement or the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement or to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement. We incorporate by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (File No. 001-38242):
•
our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 3, 2022;

•
our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022, filed with the SEC on May 5, 2022 and August 4, 2022, respectively;

•
our Current Reports on Form 8-K filed with the SEC on January 6, 2022, April 4, 2022, June 1, 2022, June 14, 2022, and June 15, 2022;

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the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 15, 2022; and

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the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 11, 2017 and any amendment or report filed with the SEC for the purpose of updating the description.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.
We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus supplement but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to OrthoPediatrics Corp., Attn: Investor Relations, 2850 Frontier Drive, Warsaw, Indiana 46582, telephone: (646) 536-7035.
You also may access these filings on our website at www.orthopediatrics.com. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus).
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

PROSPECTUS
ORTHOPEDIATRICS CORP.
$200,000,000
COMMON STOCK
PREFERRED STOCK
DEBT SECURITIES
WARRANTS
We may offer and sell up to $200,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.
Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Our common stock is listed on the Nasdaq Global Market, or Nasdaq, under the trading symbol “KIDS.” On March 11, 2020, the last reported sale price of our common stock on Nasdaq was $39.75 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus and the applicable prospectus supplement will be listed on any exchange, inter-dealer quotation system or over-the-counter market.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 8 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 27, 2020.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $200,000,000. This prospectus provides you with a general description of the securities we may offer.
Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.
Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.
This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”
When we refer to “OrthoPediatrics,” “we,” “our,” “us” and the “Company” in this prospectus, we mean OrthoPediatrics Corp., together with its consolidated subsidiaries, unless otherwise specified.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act. The SEC maintains a website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov. We also maintain a website at www.orthopediatrics.com, at which you may access our SEC filings free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities covered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities covered by this prospectus, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and any information filed by us with the SEC after the date of this prospectus will automatically be deemed to update and supersede this information.
We incorporate by reference into this prospectus the information or documents listed below that we have filed with the SEC (File No. 001-38242):
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our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 5, 2020;

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our Current Reports on Form 8-K and 8-K/A filed with the SEC on August 20, 2019, January 6, 2020 and March 13, 2020; and

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the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 11, 2017 and any amendment or report filed with the SEC for the purpose of updating the description.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.
We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to OrthoPediatrics Corp., Attn: Investor Relations, 2850 Frontier Drive, Warsaw, Indiana 46582, telephone: (646) 536-7035.
You also may access these filings on our website at www.orthopediatrics.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

THE COMPANY
We are the only global medical device company focused exclusively on providing a comprehensive trauma and deformity correction, scoliosis and sports medicine product offering to the pediatric orthopedic market in order to improve the lives of children with orthopedic conditions. We design, develop and commercialize innovative orthopedic implants and instruments to meet the specialized needs of pediatric surgeons and their patients, who we believe have been largely neglected by the orthopedic industry. Historically, there have been a limited number of implants and instruments specifically designed for the unique needs of children. As a result, pediatric orthopedic surgeons often improvise with adult implants repurposed for use in children, resort to freehand techniques with adult instruments and use implants that can be difficult to remove after being temporarily implanted. These improvisations may lead to undue surgical trauma and morbidity.
We address this unmet market need and sell the broadest product offering specifically designed for children with orthopedic conditions. We currently market surgical systems that serve three of the largest categories within the pediatric orthopedic market: (i) trauma and deformity correction, (ii) scoliosis, and (iii) sports medicine procedures. Our products have proprietary features designed to:
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protect a child’s growth plates;

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fit a wide range of pediatric anatomy;

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enable earlier surgical intervention;

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enable precise and reproducible surgical techniques; and

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ease implant removal.

We believe our innovative products promote improved surgical accuracy, increase consistency of patient outcomes and enhance surgeon confidence in achieving high standards of care. We collaborate with pediatric orthopedic surgeons in developing new surgical systems that improve the quality of care and have an efficient product development process that relies upon teams of engineers, commercial personnel and surgeon advisors. In the future, we expect to expand our product offering to address additional categories of the pediatric orthopedic market, such as active growing implants for early onset scoliosis, limb length discrepancies and other orthopedic trauma and deformity applications.
We believe clinical education is critical to advancing the field of pediatric orthopedics. Cumulatively, we are the largest financial contributor to the five primary pediatric orthopedic surgical societies that conduct pediatric clinical education and research. We are a major sponsor of continuing medical education, or CME, courses in pediatric spine and pediatric orthopedics, which are focused on fellows and young surgeons. We believe our commitment to clinical education has helped to increase our account presence while promoting familiarity with our products and loyalty among fellows and young surgeons.
Our global sales organization focuses exclusively on pediatric orthopedics. Our organization has a deep understanding of the unique nature of children’s clinical conditions and surgical procedures as well as an appreciation of the tremendous sense of responsibility pediatric orthopedic surgeons feel for the children whom parents have entrusted to their care. We provide these surgeons with dedicated support, both in and out of the operating room.
We have established a corporate culture built on the cause of improving the lives of children with orthopedic conditions. We believe our higher corporate purpose captures the imagination of our employees and makes them committed to doing everything better, faster and at lower cost. This culture allows us to attract and retain talented, high-performing individuals.
We believe we have a history of efficient capital utilization, and we intend to scale our business model by continuing to implement the successful strategy that has sustained our growth. This strategy includes increasing investment in consigned implant and instrument sets in the United States and select international markets, expanding our innovative product line by leveraging our efficient product development process, strengthening our global sales and distribution infrastructure, broadening our commitment to clinical education and research, and deepening our culture of continuous improvement. Due to the high concentration of pediatric orthopedic surgeons in comparatively few hospitals, we believe we can accelerate the penetration of our addressable market in a capital-efficient manner and further strengthen our position as the category leader in pediatric orthopedics. The primary challenges to maintaining our growth in a market that has not historically relied on age-specific implants and instruments have been insufficient implant/instrument sets and overcoming older surgeons’ familiarity with repurposing adult implants for use in children. Our efforts in surgeon training, collaboration and marketing address the inertia of using repurposed adult products, particularly with younger surgeons.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:
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being permitted to present only two years of audited financial statements and two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

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not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

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reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

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exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of our initial public offering, or December 31, 2022. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenue exceeds $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.
We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different from what you might receive from other public reporting companies in which you hold equity interests.
In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards and, therefore, we are subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.
We are also a “smaller reporting company,” as that term is defined in Rule 12b-2 under the Exchange Act. As a result, many of the same exemptions from reporting requirements available to us as an emerging growth company are also available to us as a smaller reporting company, including not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation. To the extent that we continue to qualify as a smaller reporting company, after we cease to qualify as an emerging growth company, those exemptions may continue to be available to us.
Corporate History and Information
We were formed as a Delaware corporation in November 2007. Our principal executive offices are located at 2850 Frontier Drive, Warsaw, IN 46582, and our telephone number is (574) 268-6379. Our website address is www.orthopediatrics.com. The information contained in, or accessible through, our website does not constitute part of this prospectus.
Squadron Capital LLC, or Squadron, a private investment firm based in Granby, Connecticut, owns 31.9% of our outstanding common stock and has two representatives on our board of directors. As such,

Squadron has significant influence over the outcome of corporate actions requiring stockholder approval. For more information on our relationship with Squadron, see “Transactions with Related Persons — Squadron” under Item 13 of our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 5, 2020, which is incorporated by reference in this prospectus.

OFFERINGS UNDER THIS PROSPECTUS
Under this prospectus, we may offer shares of our common stock, preferred stock, various series of debt securities and/or warrants to purchase any of such securities, with a total value of up to $200,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
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designation or classification;

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aggregate principal amount or aggregate offering price;

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maturity;

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original issue discount;

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rates and times of payment of interest or dividends;

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redemption, conversion, exchange or sinking fund terms;

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ranking;

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restrictive covenants;

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voting or other rights;

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conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

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important U.S. federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.
We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:
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the names of those agents or underwriters;

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applicable fees, discounts and commissions to be paid to them;

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details regarding over-allotment options, if any; and

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the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

RISK FACTORS
An investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves a high degree of risk. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference in this prospectus, including statements regarding our business, operations and financial performance and condition, as well as our plans, objectives and expectations for our business, operations and financial performance and condition, are forward-looking statements. You can often identify forward-looking statements by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “target,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will” or “would,” or the negative or plural of these terms or other terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our results, activity levels, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements. Forward-looking statements may include, among other things, statements relating to:
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our ability to achieve or sustain profitability in the future;

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our ability to raise additional capital to fund our existing commercial operations, develop and commercialize new products and expand our operations;

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our ability to commercialize our products in development and to develop and commercialize additional products through our research and development efforts, and if we fail to do so we may be unable to compete effectively;

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our ability to generate sufficient revenue from the commercialization of our products to achieve and sustain profitability;

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our ability to comply with extensive government regulation and oversight both in the United States and abroad;

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our ability to maintain and expand our network of third-party independent sales agencies and distributors to market and distribute our products; and

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our ability to protect our intellectual property rights or if we are accused of infringing on the intellectual property rights of others.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.
DESCRIPTION OF CAPITAL STOCK
The following description summarizes some of the terms of our capital stock and certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws, and the Delaware General Corporation Law, or the DGCL. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description you should refer to our amended and restated certificate of incorporation, amended and restated bylaws, copies of which have been incorporated by reference as exhibits to the registration statement of which the prospectus is a part, as well as the relevant provisions of the DGCL.
General
Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.00025 per share, and 5,000,000 shares of preferred stock, par value $0.00025 per share.
Common Stock
As of March 3, 2020, we had 16,881,192 shares of common stock outstanding, which were owned by 176 stockholders.
Holders of our common stock are entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our common stock do not have cumulative voting rights in the election of directors.
Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common stock do not have preemptive, subscription, redemption or conversion rights. The common stock will not be subject to further calls or assessment by us. There will be no redemption or sinking fund provisions applicable to the common stock. All shares of our common stock that will be outstanding at the time of the completion of the offering will be fully paid and non-assessable. The rights, powers, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may authorize and issue in the future.
Preferred Stock
As of March 3, 2020, there were no shares of our preferred stock outstanding.
Under the terms of our amended and restated certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.
Options and Restricted Stock
Prior to the completion of our initial public offering in October 2017, we maintained our Amended and Restated 2007 Equity Incentive Plan, or the 2007 Plan, for purposes of granting options and restricted stock to employees, directors and associated third-party representatives of the Company. Immediately prior to our initial public offering, a new incentive award plan, the 2017 Plan, was adopted. While we ceased making further awards under the 2007 Plan following the date the 2017 Plan became effective, any outstanding awards granted under the 2007 Plan remain outstanding, subject to the terms of our 2007 Plan and award agreements, until such outstanding awards vest and are exercised (as applicable) or until they terminate or expire by their terms.
As of December 31, 2019, options to purchase 70,628 shares of our common stock at a weighted-average exercise price of $30.97 were outstanding, all of which were vested and exercisable as of that date. Also as of December 31, 2019, 962,094 shares of our common stock were issued or reserved for future issuance under our 2017 Incentive Award Plan.
Warrants
As of December 31, 2019, warrants to purchase 404 shares of our common stock at a weighted-average exercise price of $30.97 were outstanding. These warrants will expire between the date of this prospectus and December 2020.
Dividends
The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus,” out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the board of directors. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equal the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, remaining capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.
Declaration and payment of any dividend will be subject to the discretion of our board of directors. The time and amount of dividends will be dependent upon our financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs, restrictions in our debt instruments, industry trends, the provisions of Delaware law affecting the payment of distributions to stockholders and any other factors our board of directors may consider relevant.
We have never declared or paid any cash dividends on our common stock and do not intend to do so in the foreseeable future. We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business. In addition, our loan agreement with Squadron contains, and the terms of any future credit agreements we enter into may contain, terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock.
Annual Stockholder Meetings
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by our board of directors. To the extent permitted under applicable law, we may conduct meetings by remote communications, including by webcast.
Registration Rights
Pursuant to our registration rights agreement with Squadron and certain other stockholders, or the Registration Rights Agreement, Squadron (together with any Permitted Transferee, as defined in the Registration Rights Agreement) and those other stockholders are entitled to the rights described below with respect to the registration under the Securities Act of the shares of our common stock held by Squadron and such other stockholders. These registration rights terminate when the securities subject to such rights have been sold pursuant to an effective registration under the Securities Act or pursuant to Rule 144 under the

Securities Act. In addition, these rights are subject to the 90-day lock-up agreements described in the “Shares Eligible for Future Sale — Lock-Up Agreements” section of this prospectus.
Demand Registration Rights
If Squadron requests in writing that we file a registration statement on Form S-1, then we may be required to register its shares. Under the terms of the Registration Rights Agreement, we will be obligated to effect at most three registrations in response to these demand registration rights. If Squadron intends to distribute their shares by means of an underwriting, the managing underwriter of such offering will have the right to limit the numbers of shares to be underwritten for reasons related to the marketing of the shares.
Piggyback Registration Rights
If we propose to register any shares of our common stock under the Securities Act, subject to certain exceptions, Squadron and certain other stockholders will be entitled to notice of the registration and to include its shares of registrable securities in the registration. If our proposed registration involves an underwriting, we, in consultation with the managing underwriter of such offering, will have the right to limit the number of shares to be underwritten for reasons related to the marketing of the shares.
Form S-3 Registration Rights
So long as we remain eligible under the Securities Act to register our shares on Form S-3, if Squadron requests in writing that we register its shares for public resale on Form S-3, we will be required to effect such registration, subject to specified exceptions, conditions and limitations, including that the shares to be registered have an anticipated net aggregate offering price of at least $5 million.
Expenses
Other than stock transfer taxes and all discounts, commissions or other amounts payable to underwriters or brokers, we will be required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all qualification fees, printers’ and accounting fees, fees and disbursements of our counsel and blue sky fees and expenses.
Termination of Registration Rights
The registration rights terminate when the securities subject to such rights have been sold pursuant to an effective registration under the Securities Act or pursuant to Rule 144 under the Securities Act.
Anti-Takeover Effects of Provisions of Our Amended and Restated Certificate of Incorporation, Our Bylaws and Delaware Law
Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.
Undesignated Preferred Stock
The ability of our board of directors, without action by the stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.
Stockholder Meetings
Our amended and restated bylaws provide that a special meeting of stockholders may be called only by our chairman of the board, chief executive officer or president, or by a resolution adopted by a majority of our board of directors.
Requirements for Advance Notification of Stockholder Nominations and Proposals
Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.
Elimination of Stockholder Action by Written Consent
Our amended and restated certificate of incorporation and amended and restated bylaws eliminate the right of stockholders to act by written consent without a meeting.
Staggered Board
Our board of directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by our stockholders. This system of electing and removing directors may tend to discourage a third-party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors.
Removal of Directors
Our amended and restated certificate of incorporation provides that no member of our board of directors may be removed from office by our stockholders except for cause and, in addition to any other vote required by law, upon the approval of not less than two-thirds of the total voting power of all of our outstanding voting stock then entitled to vote in the election of directors.
Stockholders Not Entitled to Cumulative Voting
Our amended and restated certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of our common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose, other than any directors that holders of our preferred stock may be entitled to elect.
Delaware Anti-Takeover Statute
We are subject to Section 203 of the DGCL, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Choice of Forum
Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or amended and restated bylaws; (4) any action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or amended and restated bylaws; or (5) any action asserting a claim governed by the internal affairs doctrine. Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our amended and restated certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise. This choice of forum provision has important consequences to our stockholders. See “Risk Factors — Risks Related to this Offering and Ownership of Our Common Stock.”
Amendment of Charter Provisions
The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock, would require approval by holders of at least two-thirds of the total voting power of all of our outstanding voting stock.
The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Nasdaq Listing
Our common stock is listed on the Nasdaq Global Market under the symbol “KIDS.”

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC, supplemental indentures and forms of debt securities containing the terms of the debt securities being offered.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
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the title of the series of debt securities;

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any limit upon the aggregate principal amount that may be issued;

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the maturity date or dates;

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the form of the debt securities of the series;

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the applicability of any guarantees;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

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if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

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the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

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whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

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if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

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if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

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additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

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additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

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additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

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additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

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whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

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the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

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any restrictions on transfer, sale or assignment of the debt securities of the series; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
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if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

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if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

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if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

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if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
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the direction so given by the holder is not in conflict with any law or the applicable indenture; and

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subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
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the holder has given written notice to the trustee of a continuing event of default with respect to that series;

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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

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such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

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the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
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to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

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to comply with the provisions described above under “Description of Debt Securities — Consolidation, Merger or Sale”;

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to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities — General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

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to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
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extending the fixed maturity of any debt securities of any series;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

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reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
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provide for payment;

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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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pay principal of and premium and interest on any debt securities of the series;

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maintain paying agencies;

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hold monies for payment in trust;

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recover excess money held by the trustee;

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compensate and indemnify the trustee; and

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appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
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issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

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register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock or preferred stock or of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent. The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.
The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
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the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

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the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

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the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

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the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

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the terms of any rights to redeem or call the warrants;

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the date on which the right to exercise the warrants will commence and the date on which the right will expire;

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United States Federal income tax consequences applicable to the warrants; and

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any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:
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to vote, consent or receive dividends;

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receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

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exercise any rights as stockholders of OrthoPediatrics.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

LEGAL OWNERSHIP OF SECURITIES
We will issue the securities in registered form, which may be represented by one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the legal holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the legal holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.
Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:
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how it handles securities payments and notices;

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whether it imposes fees or charges;

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how it would handle a request for the holders’ consent, if ever required;

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whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

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if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Legal Ownership of Securities — Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:
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an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

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an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

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we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

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the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

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financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:
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if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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if we notify any applicable trustee that we wish to terminate that global security; or

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if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any common stock will be listed on the Nasdaq Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in “at the market offerings” into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate proceeds of the offering.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
Dentons Bingham Greenebaum LLP, Indianapolis, Indiana will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of the Company. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and includes an explanatory paragraph referring to significant related party transactions. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ORTHOPEDIATRICS CORP.
            Shares of Common Stock
Pre-Funded Warrants to Purchase Shares of Common Stock

PROSPECTUS SUPPLEMENT

Piper SandlerStifel
                 , 2022